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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 2, 1999

                      United Pan-Europe Communications N.V.

               (Exact Name of Registrant as Specified in Charter)





           The Netherlands              000-25365          98-0191997

    (State or other jurisdiction     (Commission File     (IRS Employer
          of incorporation)              Number)          Identification #)






                     Fred. Roeskestraat 123, P.O. Box 74763
                       1070 BT Amsterdam, The Netherlands

                     (Address of Principal Executive Office)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)









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Item 5.   Other Events.

                  United Pan-Europe Communications N.V. (the "Company") has announced that its wholly-owned subsidiary @ Entertainment and a wholly-owned subsidiary of @ Entertainment, Poland Communications, Inc. ("PCI") made offers to repurchase (the "Offers") and repurchased from the holders of the Notes (the "Repurchase of Notes" or "Repurchase") @ Entertainment's 14 1/2% Series B Senior Discount Notes due 2008, 14 1/2% Senior Discount Notes due 2008, Series C Senior Discount Notes due 2008, 14 1/2% Series B Senior Discount Notes due 2009, and 14 1/2% Senior Discount Notes due 2009 (collectively, the "@ Entertainment Notes") and PCI's 9 7/8% Series B Senior Notes Due 2003 and 9 7/8% Senior Notes Due 2003 (collectively, the "PCI Notes").

                  The Offers expired at 12:01 PM, New York City time, on November 2, 1999 (the "Expiration Date").

                  The Offers were made pursuant to the terms of the indentures covering each of the @ Entertainment Notes and the PCI Notes (each an "Indenture" and, collectively, the "Indentures"), which provided that, following a Change of Control (as defined therein), each holder of @ Entertainment Notes and PCI Notes had the right, at such holder's option, to require @ Entertainment and PCI, respectively to repurchase all or a portion of such holder's @ Entertainment Notes and PCI Notes at the Repurchase Price (a "Change of Control Right"). @ Entertainment and PCI believe a Change of Control occurred on August 6, 1999 as a result of the acquisition by Bison Acquisition Corp., a wholly-owned subsidiary of United Pan-Europe Communication, of 99% of the outstanding common stock of @ Entertainment (the "Acquisition") and the filing with the Secretary of State of the State of Delaware the Certificate of Ownership and Merger of Bison Acquisition Corp. with and into @ Entertainment, with @ Entertainment continuing as the surviving corporation (the "Merger").

                  In accordance with the terms of the Indentures governing the @ Entertainment Notes and the PCI Notes, @ Entertainment was required to repurchase the @ Entertainment Notes at 101% of their accreted value per $1,000 principal amount of @ Entertainment Notes at maturity on the Expiration Date plus accrued and unpaid interest and PCI was required to repurchase the PCI Notes at there purchase price of $1,010 per $1,000 principal amount of the PCI Notes, which is 101% per $1,000 principal amount of the PCI Notes (collectively the "Repurchase Prices"). As of August 1, 1999, @ Entertainment had $376,943,000 aggregate principal amount at maturity of @ Entertainment Notes outstanding and PCI had $129,668,000 aggregate principal amount at maturity of PCI Notes outstanding. Pursuant to its repurchase offer, @ Entertainment has purchased $49,139,000 aggregate principal amount of @ Entertainment Notes for an aggregate price of $26,455,014, and PCI has purchased $113,237,000 aggregate principal amount of PCI Notes for an aggregate price of $114,369,370.

                  The repurchase of the @ Entertainment Notes and the PCI Notes pursuant to the Offers will be funded through the use of part of the proceeds from the Company's recent securities offerings.


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Item 7.   Exhibits


EXHIBIT NO.           DOCUMENT

    99.1              Press release of United Pan-Europe Communications, N.V.
                      dated November 3, 1999.



























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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

DATE:  3 November, 1999   By: /s/ Ray Samuelson
                         ---------------------
                             Ray Samuelson
                             Managing Director of
                             Finance and Accounting
























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                                  EXHIBIT INDEX

Exhibit             Description

99.1                Press release of United Pan-Europe Communications N.V.
                    dated November 3, 1999.



































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